EXHIBIT 99.1
PubMatic Announces First Quarter 2023 Financial Results

Delivered revenue of $55.4 million, ahead of guidance;
Generated $5.9 million in GAAP net loss and non-GAAP net income of $0.9 million;
Delivered $8.4 million in adjusted EBITDA, or 15% margin, ahead of guidance;
Revenue from omnichannel video including CTV grew 13% year over year;
Signed over 65 new publishers;
Supply Path Optimization accelerated to 35%+ of total activity;
Generated $12.8 million in cash from operating activities, and $5.3 million of free cash flow
NO-HEADQUARTERS/REDWOOD CITY, Calif., May 9, 2023 (GLOBE NEWSWIRE) -- PubMatic, Inc. (Nasdaq: PUBM), an independent technology company delivering digital advertising’s supply chain of the future, today reported financial results for the first quarter ending March 31, 2023.

“Our focused strategy, strong execution, and deep customer relationships drove our performance and market share gains in the quarter. Our results reinforce the value of our platform with innovative solutions that drive increased stickiness and superior outcomes for publishers and buyers,” said Rajeev Goel, co-founder and CEO at PubMatic. “Our omnichannel platform, global scale and strong financial profile are key differentiators that enable us to unlock additional opportunities to further scale our business. The consolidation we’ve seen across our industry has resulted in the rapid evolution of the advertising supply chain and we believe the industry is at an inflection point. We expect Activate, our most recent product launch, to expand our total addressable market by nearly $65 billion.”
First Quarter 2023 Financial Highlights
•Revenue in the first quarter of 2023 was $55.4 million, an increase of 2% over $54.6 million in the same period of 2022;
•Revenue from omnichannel video in the first quarter of 2023 grew 13% over the same period last year;
•GAAP net loss was $5.9 million, or $(0.11) per diluted share in the first quarter, compared to GAAP net income of $4.8 million, or $0.08 per diluted share in the same period of 2022;
•Net dollar-based retention1 was 105% for the trailing twelve-months ended March 31, 2023, compared to 140% in the comparable trailing twelve-month period a year ago;
•Adjusted EBITDA was $8.4 million, or 15% margin, compared to adjusted EBITDA of $17.0 million, or a 31% margin, in the same period of 2022;
•Non-GAAP net income was $0.9 million, or $0.02 per diluted share in the first quarter, compared to Non-GAAP net income of $8.1 million, or $0.14 per diluted share in the same period of 2022;
•Net cash provided by operating activities was $12.8 million, compared to $19.3 million in the same period of 2022;
1 Net dollar-based retention is calculated by starting with the revenue from publishers in the trailing twelve months ended March 31, 2022 (Prior Period Revenue). We then calculate the revenue from these same publishers in the trailing twelve months ended March 31, 2023 (Current Period Revenue). Current Period Revenue includes any upsells and is net of contraction or attrition, but excludes revenue from new publishers. Our net dollar-based retention rate equals the Current Period Revenue divided by Prior Period Revenue. Net dollar-based retention rate is an important indicator of publisher satisfaction and usage of our platform, as well as potential revenue for future periods

•Total cash, cash equivalents, and marketable securities of $173.2 million as of March 31, 2023 with no debt;

•Through April 30, 2023, used $15.4 million in cash to repurchase 1.1 million shares of Class A common stock. We have $59.6 million remaining in the repurchase program.
The section titled “Non-GAAP Financial Measures” below describes our usage of non-GAAP financial measures. Reconciliations between historical GAAP and non-GAAP information are contained at the end of this press release following the accompanying financial data.

First Quarter 2023 Business Highlights
•Infrastructure optimization initiatives ahead of schedule, resulting in anticipated further decrease in capex from prior guidance. On a trailing twelve months basis, cost of revenue per million impressions processed decreased 16%; the number of impressions processed over the same trailing twelve month period increased 63%.
•Added over 65 publishers to the platform in the first quarter. Our global customer base is now nearly 1,700 publishers and app developers.
•Revenue from omnichannel video, which includes desktop, mobile and Connected TV (CTV) devices, grew 13% year-over-year and represented approximately 30% of total revenue in the first quarter.
•Revenue from CTV grew by more than 50% over the first quarter of 2022. Added more premium CTV inventory to our platform, monetizing inventory from 237 CTV publishers.
•Well diversified across more than 20 verticals. The top 10 ad verticals, in aggregate, grew year over year.
•Supply path optimization accelerated to over 35% of total activity on our platform in Q1 2023, up from approximately 27% a year ago.
•Increased adoption of OpenWrap, our prebid wrapper solution for unified auctions that works across multiple formats and channels including CTV, mobile app, and web, video, display, and soon to be launched native. Signed publisher agreements for OpenWrap grew 27% in the first quarter.
•Launched Activate, a new solution that expands our total addressable market by nearly $65 billion. With Activate, buyers can easily process direct insertion order transactions programmatically on PubMatic. With a strong foundation in programmatic guaranteed (PG) and private marketplace (PMP) deals, Activate’s single-layer technology specifically targets premium online video and CTV inventory and brings programmatic efficiencies directly to buyers while unlocking unique demand for publishers.
“Our better than anticipated financial results in the quarter underscores the strength of our business model as the majority of incremental revenue dropped to the bottom line and drove higher than expected adjusted EBITDA and free cash flow. We continue to execute against our core objectives - building deeper publisher and buyer relationships, growing omnichannel revenues, driving incremental efficiencies from our owned and operated infrastructure, and investing in high value product innovation,” said Steve Pantelick, CFO at PubMatic. “In aggregate, we believe these efforts position us well for continued market share gains, robust cash flow and margin expansion over the balance of 2023 and beyond.
Financial Outlook
Macroeconomic conditions continue to be challenging and advertisers remain cautious. Arguably new sources of uncertainty have emerged that may impact consumer spending such as US Fed interest rate plans, the growing perception that inflation is stickier than expected and the effect of tightening credit conditions related to debt ceiling discussions and US banking system concerns.
Accordingly, we are maintaining our investment plan, which assumes a low to mid single digit rate of growth for digital advertising in 2023. We anticipate measured improvement in the second half driven by our continued strong execution and normal seasonality.

For the second quarter of 2023, the company expects the following:
•Revenue to be between $58 million to $61 million.
•Adjusted EBITDA to be in the range of $13 million to $15 million, representing approximately a 23% margin at the midpoint.
•For full year 2023, the company expects the following:
◦Adjusted EBITDA margin to be 30%+

◦Free cash flow on par with 2022
◦CapEx to be in the range of $12M – $15M, a decrease of more than 60% over 2022.
Although we provide guidance for adjusted EBITDA, we are not able to provide guidance for net income, the most directly comparable GAAP measure. Certain elements of the composition of GAAP net income, including, income taxes and stock-based compensation expenses, are not predictable, making it impractical for us to provide guidance on net income or to reconcile our adjusted EBITDA guidance to net income without unreasonable efforts. For the same reason, we are unable to address the probable significance of the unavailable information.
Conference Call and Webcast details
PubMatic will host a conference call to discuss its financial results on Tuesday, May 9, 2023 at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). A live webcast of the call can be accessed from PubMatic’s Investor Relations website at https://investors.pubmatic.com. An archived version of the webcast will be available from the same website after the call.
Non-GAAP Financial Measures
In addition to our results determined in accordance with U.S. generally accepted accounting principles (GAAP), including, in particular operating income, net cash provided by operating activities, and net income (loss), we believe that adjusted EBITDA, non-GAAP net income, and free cash flows, each a non-GAAP measure, are useful in evaluating our operating performance. We define adjusted EBITDA as net income (loss) adjusted for stock-based compensation expense, depreciation and amortization, unrealized gain, loss or impairment of equity investment, interest income, acquisition-related and other expenses, and provision (benefit) for income taxes. Adjusted EBITDA margin represents adjusted EBITDA calculated as a percentage of revenue. We define non-GAAP net income as net income (loss) adjusted for unrealized (gain) loss on equity investments, stock-based compensation expense, acquisition-related and other expenses, and adjustments for income taxes. We define non-GAAP free cash flow as net cash provided by operating activities reduced by purchases of property and equipment and capitalized software development costs.
In addition to operating income and net income, we use adjusted EBITDA, non-GAAP net income, and free cash flows as measures of operational efficiency. We believe that these non-GAAP financial measures are useful to investors for period to period comparisons of our business and in understanding and evaluating our operating results for the following reasons:
•Adjusted EBITDA, non-GAAP net income and free cash flows are widely used by investors and securities analysts to measure a company’s operating performance without regard to items such as stock-based compensation expense, depreciation and amortization, interest expense, and provision (benefit) for income taxes that can vary substantially from company to company depending upon their financing, capital structures and the method by which assets were acquired; and,
•Our management uses adjusted EBITDA, non-GAAP net income, and free cash flows in conjunction with GAAP financial measures for planning purposes, including the preparation of our annual operating budget, as a measure of operating performance and the effectiveness of our business strategies and in communications with our board of directors concerning our financial performance; and adjusted EBITDA provides consistency and comparability with our past financial performance, facilitates period-to-period comparisons of operations, and also facilitates comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results.

Our use of non-GAAP financial measures has limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under GAAP. Some of these limitations are as follows:
•Adjusted EBITDA does not reflect: (a) changes in, or cash requirements for, our working capital needs; (b) the potentially dilutive impact of stock-based compensation; or (c) tax payments that may represent a reduction in cash available to us;
•Although depreciation and amortization expense are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; and
•Non-GAAP net income does not include: (a) unrealized gains/losses resulting from our equity investment; (b) the potentially dilutive impact of stock-based compensation; (c) income tax effects for stock-based compensation and unrealized gains/losses from our equity investment; or (d) acquisition-related and other expenses.
Because of these and other limitations, you should consider adjusted EBITDA, non-GAAP net income, and free cash flows along with other GAAP-based financial performance measures, including net income (loss) and our GAAP financial results.
Forward Looking Statements
This press release contains “forward-looking statements” regarding our future business expectations, including our guidance relating to our revenue and adjusted EBITDA for Q2 2023 and full year 2023, our expectations regarding future hiring, future market growth, and our ability to gain market share. These forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions and may differ materially from actual results due to a variety of factors including: our dependency on the overall demand for advertising and the channels we rely on; our existing customers not expanding their usage of our platform, or our failure to attract new publishers and buyers; our ability to maintain and expand access to spend from buyers and valuable ad impressions from publishers; the rejection of the use of digital advertising by consumers through opt-in, opt-out or ad-blocking technologies or other means; our failure to innovate and develop new solutions that are adopted by publishers; the war between Ukraine and Russia and the related measures taken in response by the global community; the impacts of inflation as well as fiscal tightening and rising interest rates; the ongoing COVID-19 pandemic, including the resulting global economic uncertainty; limitations imposed on our collection, use or disclosure of data about advertisements; the lack of similar or better alternatives to the use of third-party cookies, mobile device IDs or other tracking technologies if such uses are restricted; any failure to scale our platform infrastructure to support anticipated growth and transaction volume; liabilities or fines due to publishers, buyers, and data providers not obtaining consents from consumers for us to process their personal data; any failure to comply with laws and regulations related to data privacy, data protection, information security, and consumer protection; and our ability to manage our growth. Moreover, we operate in a competitive and rapidly changing market, and new risks may emerge from time to time. For more information about risks and uncertainties associated with our business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our Annual Report on Form 10-K for the year ended December 31, 2022, which is on file with the SEC and is available on our investor relations website at https://investors.pubmatic.com and on the SEC website at www.sec.gov. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023. All information in this press release is as of May 9, 2023. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

About PubMatic
PubMatic is an independent technology company maximizing customer value by delivering digital advertising’s supply chain of the future. PubMatic’s sell-side platform empowers the world’s leading digital content creators across the open internet to control access to their inventory and increase monetization by enabling marketers to drive return on investment and reach addressable audiences across ad formats and devices. Since 2006, PubMatic’s infrastructure-driven approach has allowed for the efficient processing and utilization of data in real time. By delivering scalable and flexible programmatic innovation, PubMatic improves outcomes for its customers while championing a vibrant and transparent digital advertising supply chain.
Investors:
The Blueshirt Group for PubMatic
investors@pubmatic.com
Press Contact:
Broadsheet Communications for PubMatic
pubmaticteam@broadsheetcomms.com

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	March 31, 2023	December 31, 2022
ASSETS
Current Assets
Cash and cash equivalents	$79,260	$92,382
Marketable securities	93,932	82,013
Accounts receivable, net	253,007	314,299
Prepaid expenses and other current assets	14,150	14,784
Total Current Assets	440,349	503,478
Property, equipment and software, net	68,553	71,156
Operating lease right-of-use assets	24,841	26,206
Acquisition-related intangible assets, net	7,049	8,299
Goodwill	29,577	29,577
Deferred tax assets	4,946	1,047
Other assets, non-current	2,152	2,412
TOTAL ASSETS	$577,467	$642,175
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$222,579	$277,414
Accrued liabilities	19,314	18,936
Operating lease liabilities, current	5,708	5,676
Total Current Liabilities	247,601	302,026
Operating lease liabilities, non-current	19,785	20,915
Other liabilities, non-current	3,725	7,046
TOTAL LIABILITIES	271,111	329,987
Stockholders' Equity:
Common stock	6	6
Treasury stock	(19,384)	(11,486)
Additional paid-in capital	203,597	195,677
Accumulated other comprehensive income (loss)	8	(9)
Retained earnings	122,129	128,000
TOTAL STOCKHOLDERS’ EQUITY	306,356	312,188
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$577,467	$642,175

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(unaudited)

	Three Months Ended March 31,
	2023	2022
Revenue	$55,407	$54,552
Cost of revenue(1)	23,863	17,992
Gross profit	31,544	36,560
Operating expenses:(1)
Technology and development	6,517	4,773
Sales and marketing	23,127	16,456
General and administrative	12,572	10,750
Total operating expenses	42,216	31,979
Operating income (loss)	(10,672)	4,581
Interest income	1,891	122
Other income (expense), net	(465)	1,479
Income (loss) before income taxes	(9,246)	6,182
Provision (benefit) for income taxes	(3,375)	1,403
Net income (loss)	$(5,871)	$4,779
Net income (loss) per share attributable to common stockholders:
Basic	$(0.11)	$0.09
Diluted	$(0.11)	$0.08
Weighted-average shares used to compute net income per share attributable to common stockholders:
Basic	52,740,352	51,910,572
Diluted	52,740,352	56,888,179
(1)Stock-based compensation expense includes the following:

STOCK-BASED COMPENSATION EXPENSE
(In thousands)
(unaudited)

	Three Months Ended March 31,
	2023	2022
Cost of revenue	$316	$278
Technology and development	1,008	877
Sales and marketing	2,709	1,907
General and administrative	3,026	2,074
Total stock-based compensation expense	$7,059	$5,136

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(In thousands)
(unaudited)

	Three Months Ended March 31,
	2023	2022
CASH FLOW FROM OPERATING ACTIVITIES:
Net Income (Loss)	$(5,871)	$4,779
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,432	7,183
Unrealized gain on equity investment	—	(1,373)
Stock-based compensation	7,059	5,136
Deferred income taxes	(4,327)	(1,645)
Accretion of discount on marketable securities	(1,057)	23
Non-cash operating lease expense	1,532	1,272
Other	(3)	54
Changes in operating assets and liabilities:
Accounts receivable	61,292	68,557
Prepaid expenses and other assets	894	2,054
Accounts payable	(55,387)	(58,588)
Accrued liabilities	(833)	(6,822)
Operating lease liabilities	(1,265)	(1,177)
Other liabilities, non-current	(712)	(139)
Net cash provided by operating activities	12,754	19,314
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(1,417)	(148)
Capitalized software development costs	(6,001)	(4,235)
Purchases of marketable securities	(40,343)	(39,422)
Proceeds from maturities of marketable securities	29,500	16,000
Net cash used in investing activities	(18,261)	(27,805)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	314	481
Principal payments on finance lease obligations	(31)	(28)
Payments to acquire treasury stock	(7,898)	—
Net cash provided by (used in) financing activities	(7,615)	453
NET DECREASE IN CASH AND CASH EQUIVALENTS	(13,122)	(8,038)
CASH AND CASH EQUIVALENTS - Beginning of period	92,382	82,505
CASH AND CASH EQUIVALENTS - End of period	$79,260	$74,467

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2023	2022
Reconciliation of net income (loss):
Net income (loss)	$(5,871)	$4,779
Add back (deduct):
Stock-based compensation	7,059	5,136
Depreciation and amortization	11,432	7,183
Unrealized gain on equity investment	—	(1,373)
Interest income	(1,891)	(122)
Acquisition-related and other expenses	1,034	—
Provision (benefit) for income taxes	(3,375)	1,403
Adjusted EBITDA	$8,388	$17,006

	Three Months Ended March 31,
	2023	2022
Reconciliation of net income (loss) per share:
Net income (loss)	$(5,871)	$4,779
Add back (deduct):
Unrealized gain on equity investment	—	(1,373)
Stock-based compensation	7,059	5,136
Acquisition-related and other expenses	1,034	—
Adjustment for income taxes	(1,318)	(491)
Non-GAAP Net Income	$904	$8,051
GAAP diluted EPS	$(0.11)	$0.08
Non-GAAP diluted EPS	$0.02	$0.14
Non-GAAP weighted average shares outstanding—diluted	56,954,725	56,888,179

	Three Months Ended March 31,
	2023	2022
Reconciliation of cash provided by operating activities:
Net cash provided by operating activities	$12,754	$19,314
Less: Purchases of property and equipment	(1,417)	(148)
Less: Capitalized software development costs	(6,001)	(4,235)
Free cash flow	$5,336	$14,931